      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2000
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                      33-0314804
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                       9393 Towne Centre Drive, Suite 200
                           San Diego, California 92121
               (Address of Principal Executive Offices, Zip Code)

                                 --------------

                             2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                 --------------

                             DR. GERALD J. YAKATAN,
                       9393 TOWNE CENTRE DRIVE, SUITE 200
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 558-0364
(Name, address, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:
                                ALAN JACOBS, ESQ.
                       HELLER EHRMAN WHITE & MCAULIFFE LLP
                      4250 EXECUTIVE SQUARE, SEVENTH FLOOR
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 450-8400

                                 --------------

                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES TO BE       AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
         REGISTERED             REGISTERED(1)     OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION FEE
                                                         SHARE                PRICE
---------------------------------------------------------------------------------------------------------------
Class A Common Stock, no
     par value per share .....   2,300,000(2)         $2.65625(3)         $6,109,375(3)           $1,613
---------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also shall cover any additional shares of Class A Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock.

(2) Consists of 2,300,000 shares of Class A Common Stock issuable under the 2000 Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) of the Securities Act of 1933. Pursuant to Rule 457(c), the maximum offering price per share is $2.65625, the average of the high and low prices of a share of the Registrant's Class A Common Stock as reported on The American Stock Exchange on May 24, 2000, and the maximum aggregate offering price of $6,109,375 is the product of $2.65625 and the number of shares of the Registrant's Class A Common Stock being registered hereby.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        We incorporate by reference in this registration statement and encourage you to read the following documents that we have filed with the Securities and Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act"):

        1. Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on January 13, 2000;

        2. Our Definitive Proxy Statement filed with the SEC on January 26,
           2000;

        3. Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed with the SEC on February 14, 2000;

        4. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000;

        5. Our Current Reports on Form 8-K filed with the SEC on October 4, 1999, December 3, 1999, February 4, 2000, February 23, 2000 and April 19, 2000;

        6. The description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 5, 2000, including any amendments or reports filed for the purpose of updating the description.

        We also incorporate by reference as part of this registration statement and encourage you to read all reports and other documents that we file subsequently with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. You should understand that, if any statement contained in a report or document that is incorporated by reference in this registration statement is modified or superseded, then the later filed report or document will modify or supersede the statements contained in this registration statement.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of a prospectus is delivered, upon the written or oral request of that person, a copy of any and all documents incorporated by reference in this registration statement (not including, however, the exhibits to those documents unless those exhibits are specifically incorporated by reference in such documents). Requests should be sent to the attention of the Secretary of our company, at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121 or you may call and ask for the Secretary of our company at
(858) 558-0364.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 204(a)(10) and (11), 204.5 and 317 of the California General Corporation Law ("GCL") permit a California corporation to indemnify its officers, directors, employees and agents under certain conditions. Our Restated Articles of Incorporation limit the personal liability of our directors under certain circumstances and authorize us to provide for, whether by bylaw, agreement or resolution of the Board of Directors or shareholders, indemnification to our officers, directors, employees and agents in excess of that expressly permitted by Section 3.17 of the GCL, for breach of duty to us and our shareholders to the fullest extent permissible under California law. Our bylaws provide that we shall indemnify directors and others to the full extent permitted by the GCL or any other applicable law. We have entered into indemnification agreements with certain of our officers and directors

        We have maintained and continue to maintain directors' and officers' liability insurance policies which provide coverage for our officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

4.1    --    Forms of Class A and Class B Common Stock Certificates (1)
4.2    --    Class D Warrant Agreement (including form of Class D Warrant Certificate) (2)
4.3    --    Convertible Note, dated February 26, 1997, issued to RGC International Investors, LDC (3)
4.4    --    Form of Class G Stock Purchase Warrant (3)
4.5    --    Rights Agreement, dated as of March 5, 1999, between AVANIR Pharmaceuticals and American Stock
             Transfer & Trust Company (4)
4.6    --    Form of Rights Certificate with respect to the Rights Agreement dated as of March 5, 1999 (4)
4.7    --    Form of Series D Convertible Preferred Stock Certificate (5)
4.8    --    Amended and Restated Class I Stock Purchase Warrant dated March 4, 1999 (6)
4.9    --    Form of Class J Stock Purchase Warrant (5)
4.10   --    Class K Stock Purchase Warrant dated April 1, 1999 (6)
4.11   --    Class L Stock Purchase Warrant dated April 1, 1999(9)
4.12   --    Form of Class M Stock Purchase Warrant (10)
4.13   --    Form of Class N Stock Purchase Warrant (11)
5.1    --    Opinion of Heller Ehrman White & McAuliffe LLP
23.1   --    Independent Auditors' Consent
23.2   --    Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)
24     --    Power of Attorney (reference is made to Page II-5 of this registration statement.)
99.1   --    1994 Stock Option Plan (7)
99.2         1998 Stock Option Plan (8)
99.3   --    2000 Stock Option Plan (12)

--------------------

1. Incorporated by reference to Exhibit No. 3.3 filed in connection with our Registration Statement on Form S-1, File No. 33-32742, declared effective by the SEC on May 8, 1990.

2. Incorporated by reference to Exhibit No. 4.6 filed in connection with our Registration Statement on Form S-1, File No. 33-49082, declared effective by the SEC on October 26, 1992.

3. Incorporated by reference to Exhibit No. 4.2 included with our Current Report on Form 8-K filed March 10, 1997.

4. Incorporated by reference to Exhibit No. 4.1 included with our Current Report on Form 8-K filed on March 11, 1999.

5. Incorporated by reference to Exhibit No. 4.3 included with our Current Report on Form 8-K filed on April 1, 1999.

6. Incorporated by reference to Exhibit No. 4.2 included with our Current Report on Form 8-K filed on April 20, 1999.

7. Incorporated by reference to Exhibit No. 10.9 included with our Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed December 29, 1994.

8. Incorporated by reference to Exhibit No. 10.15 included with our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.

9. Incorporated by reference to Exhibit No. 4.11 included with our Amendment No. 1 to the Registration Statement on Form S-3, filed July 15, 1999.

10. Incorporated by reference to Exhibit No. 4.3 exhibit included with our Current Report on Form 8-K filed on December 3, 1999.

11. Incorporated by reference to Exhibit No. 4.3 included with our Current Report on Form 8-K filed on February 4, 2000.

12. Incorporated by reference to Attachment A included with our Definitive Proxy Statement filed on January 26, 2000, for the Annual Meeting of Shareholders to be held on March 23, 2000.


ITEM 9. UNDERTAKINGS.

        We hereby undertake:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if we file with or furnish to the SEC the information that is required to be included in a post-effective amendment by those paragraphs in periodic reports pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities registered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold upon the termination of our 2000 Stock Option Plan.

        We also undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of its Restated Articles of Incorporation and Amended and Restated Bylaws, the California General Corporation Law or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 30th day of May 2000.

                                           AVANIR PHARMACEUTICALS



                                           By: /s/ GERALD J. YAKATAN, PH.D.
                                           -------------------------------------
                                           Gerald J. Yakatan, Ph.D.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald J. Yakatan, Ph.D. and Gregory P. Hanson, and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstititution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to any and all amendments to this registration statement.


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 30, 2000, by the following persons in the capacities indicated.


                Signature                      Title
                ---------                      -----
    /s/  GERALD J. YAKATAN, PH.D.              President, Chief Executive Officer and a Director
------------------------------------------     (Principal Executive Officer)
         Gerald J. Yakatan, Ph.D.


    /s/  GREGORY P. HANSON                     Vice President, Finance and Chief Financial Officer
------------------------------------------     (Principal Financial and Accounting Officer)
         Gregory P. Hanson


    /s/  GEORGE P. RUTLAND                     Chairman of the Board of Directors
------------------------------------------
         George P. Rutland


    /s/  DENNIS J. CARLO, PH.D.                Director
------------------------------------------
         Dennis J. Carlo, Ph.D.


   /s/   MICHAEL W. GEORGE                     Director
------------------------------------------
         Michael W. George


   /s/   EDWARD L. HENNESSY, JR.               Director
------------------------------------------
         Edward L. Hennessy, Jr.


     /s/  JAMES B. GLAVIN                      Director
------------------------------------------
         James B. Glavin


    /s/   KENNETH E. OLSON                     Director
------------------------------------------
         Kenneth E. Olson


    /s/  JOSEPH E. SMITH                       Director
------------------------------------------
         Joseph E. Smith

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
------      -----------
4.1         Forms of Class A and Class B Common Stock Certificates (1)

4.2         Class D Warrant Agreement (including form of Class D Warrant Certificate) (2)

4.3         Convertible Note, dated February 26, 1997, issued to RGC International Investors, LDC (3)

4.4         Form of Class G Stock Purchase Warrant (3)

4.5         Rights Agreement, dated as of March 5, 1999, between AVANIR Pharmaceuticals and American Stock
            Transfer & Trust Company (4)

4.6         Form of Rights Certificate with respect to the Rights Agreement dated as of March 5, 1999 (4)

4.7         Form of Series D Convertible Preferred Stock Certificate (5)

4.8         Amended and Restated Class I Stock Purchase Warrant dated March 4, 1999 (6)

4.9         Form of Class J Stock Purchase Warrant (5)

4.10        Class K Stock Purchase Warrant dated April 1, 1999 (6)

4.11        Class L Stock Purchase Warrant, dated June 8, 1999 (9)

4.12        Form of Class M Stock Purchase Warrant (10)

4.13        Form of Class N Stock Purchase Warrant (11)

5.1         Opinion of Heller Ehrman White & McAuliffe LLP

23.1        Independent Auditors' Consent

23.2        Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)

24          Power of Attorney (reference is made to page II-5 of this registration statement.)

99.1        1994 Stock Option Plan (7)

99.2        1998 Stock Option Plan (8)

99.3        2000 Stock Option Plan (12)

-----------------------

1. Incorporated by reference to Exhibit No. 3.3 filed in connection with our Registration Statement on Form S-1, File No. 33-32742, declared effective by the SEC on May 8, 1990.

2. Incorporated by reference to Exhibit No. 4.6 filed in connection with our Registration Statement on Form S-1, File No. 33-49082, declared effective by the SEC on October 26, 1992.

3. Incorporated by reference to Exhibit No. 4.2 included with our Current Report on Form 8-K filed March 10, 1997.

4. Incorporated by reference to Exhibit No. 4.1 included with our Current Report on Form 8-K filed on March 11, 1999.

5. Incorporated by reference to Exhibit No. 4.3 included with our Current Report on Form 8-K filed on April 1, 1999.

6. Incorporated by reference to Exhibit No. 4.2 included with our Current Report on Form 8-K filed on April 20, 1999.

7. Incorporated by reference to Exhibit No. 10.9 included with our Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed December 29, 1994.

8. Incorporated by reference to Exhibit No. 10.15 included with our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.

9. Incorporated by reference to Exhibit No. 4.11 included with our Amendment No. 1 to the Registration Statement on Form S-3, filed July 15, 1999.

10. Incorporated by reference to Exhibit No. 4.3 included with our Current Report on Form 8-K filed on December 3, 1999.

11. Incorporated by reference to Exhibit No. 4.3 included with our Current Report on Form 8-K filed on February 4, 2000.

12. Incorporated by reference to Attachment A included with our Definitive Proxy Statement filed on January 26, 2000, for the Annual Meeting of Shareholders to be held on March 23, 2000.